EXHIBIT 23.1



                          Independent Auditor's Consent


We consent to the incorporation by reference in this Registration Statement of Transbotics Corporation on Form S-2 of our report, dated January 9, 2004, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of Transbotics Corporation for the year ended November 30, 2003.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

McGLADREY & PULLEN, LLP



Charlotte, North Carolina
March 10, 2004